Exhibit 10.3

EXECUTION VERSION

GUARANTEE AND SECURITY AGREEMENT

Dated as of December 21, 2010

among

CNO FINANCIAL GROUP, INC.,

and

the SUBSIDIARY GUARANTORS

Party Hereto

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Agent

THIS GUARANTEE AND SECURITY AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE

PARI PASSU INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 21, 2010 (AS

AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME), AMONG

MORGAN STANLEY SENIOR FUNDING, INC., AS ADMINISTRATIVE AGENT, AND

WILMINGTON TRUST FSB, AS 2018 NOTES COLLATERAL AGENT, AND AS 2018 NOTES

AUTHORIZED REPRESENTATIVE.

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		Page

Section 25.	No Implied Waivers; Remedies Not Exclusive	33

Section 26.	Successors and Assigns	33

Section 27.	Amendments and Waivers	33

Section 28.	Choice of Law	34

Section 29.	Waiver of Jury Trial	34

Section 30.	Severability	34

Section 31.	Intercreditor Agreement	34

Exhibit A	Form of Security Agreement Supplement
Exhibit B	Form of Copyright Security Agreement
Exhibit C	Form of Patent Security Agreement
Exhibit D	Form of Trademark Security Agreement
Exhibit E	Form of Perfection Certificate
Exhibit F	Form of Issuer Control Agreement

Schedule 1	Equity Interests
Schedule 2	Other Securities
Schedule 3	Deposit Accounts, Securities Accounts and Commodities Accounts
Schedule 4	Commercial Tort Claims
Schedule 5	Pledged Instruments
Schedule 6	Controlled Accounts

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GUARANTEE AND SECURITY AGREEMENT

AGREEMENT dated as of December 21, 2010 among CNO FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Agent.

WHEREAS, the Company is entering into the Credit Agreement described in Section 1 hereof, consisting on the date hereof of a term loan facility in an aggregate principal amount of $375,000,000, the proceeds of which will be used, together with the proceeds from the offering of the Senior Secured Notes, (i) to refinance in full all indebtedness outstanding under the Existing Credit Agreement and (ii) to pay fees and expenses incurred in connection with the foregoing;

WHEREAS, the Company is willing to secure its obligations under the Credit Agreement by granting Liens on substantially all of its assets to the Agent as provided in the Security Documents;

WHEREAS, the Company is willing to cause each of its current and future Domestic Subsidiaries (other than Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries and Immaterial Subsidiaries) to (i) guarantee the foregoing obligations of the Company and (ii) secure such guarantee thereof by granting Liens on substantially all of the assets of such Subsidiaries to the Agent as provided in the Security Documents;

WHEREAS, the Lenders are not willing to enter into the Credit Agreement unless (i) the foregoing obligations of the Company are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on substantially all of the assets of the relevant Subsidiary Guarantor as provided in the Security Documents;

WHEREAS, in order to secure the obligations under the Senior Secured Notes, the Lien Grantors are concurrently granting to the collateral agent under the Senior Secured Notes Documents, for the benefit of the holders of the Senior Secured Notes, a security interest in the Collateral ranking pari passu with the Transaction Liens, it being understood that the relative rights of the grantees in respect of the Collateral are governed by the Intercreditor Agreement; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of, or other collections on, the relevant Collateral are, subject to the terms of the Intercreditor Agreement, to be received by or paid over to the Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.

(b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC

Account	9-102
Authenticate	9-102

Term	UCC

Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Contract	9-102
Commodity Customer	9-102
Commodity Intermediary	9-102
Deposit Account	9-102
Document	9-102
Electronic Chattel Paper	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Payment Intangible	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligation	9-102
Tangible Chattel Paper	9-102
Uncertificated Security	8-102

(c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Account Control Agreement” means a Commodity Account Control Agreement, a Deposit Account Control Agreement or a Securities Account Control Agreement, as the context requires.

“Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent under the Loan Documents, and its successors and assigns in such capacity.

“Article 9” means Article 9 of the UCC.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Agent pursuant to the Security Documents. When used with respect to a specific Lien Grantor, the term “Collateral” means all its property on which such a Lien is granted, or purports to be granted, pursuant to the Security Documents.

“Collateral Accounts” means the Controlled Commodity Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Commodity Account Control Agreement” means, with respect to any Commodity Account as to which a Lien Grantor is the Commodity Customer, an agreement reasonably satisfactory to the Agent among such Lien Grantor, the Agent and the relevant Commodity Intermediary establishing the Agent’s Control with respect to such Commodity Account.

“Company” has the meaning specified in the recitals hereto.

“Control” has the following meanings:

(a) when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106;

(b) when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104;

(c) when used with respect to any Electronic Chattel Paper, the meaning specified in UCC Section 9-105;

(d) when used with respect to any Commodity Account or Commodity Contract, the meaning specified in UCC Section 9-106(b); and

(e) when used with respect to any right to payment or performance by the issuer or a Nominated Person in respect of a letter of credit, the meaning specified in UCC Section 9-107.

“Controlled Commodity Account” means a Commodity Account as to which (i) a Lien Grantor is the Commodity Customer and (ii) a Commodity Account Control Agreement is in effect.

“Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).

“Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Agent and such Securities Intermediary.

“Copyright License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.

“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit B, executed and delivered by a Lien Grantor in favor of the Agent for the benefit of the Secured Parties.

“Copyrights” means all the following: (i) all copyrights under the laws of the United States (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Credit Agreement” means the Credit Agreement dated as of the date hereof among the Company, the Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Agent.

“Deposit Account Control Agreement” means, with respect to any Deposit Account of any Lien Grantor, an agreement reasonably satisfactory to the Agent among such Lien Grantor, the Agent and the relevant Depositary Bank, set forth in an authenticated Record, (i) establishing the Agent’s Control with respect to such Deposit Account and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its customary operating charges and fees and any uncollected funds previously credited thereto).

“Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“Federal Government” means the federal government of the United States or any agency or instrumentality thereof.

“FINRA” means the Financial Industry Regulatory Authority.

“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, including Copyrights, Patents, Patent Licenses, Trademarks and Trademark Licenses, arising under the laws of the United States, which intellectual property is owned by the Lien Grantors.

“Intellectual Property Filing” means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Agent in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit F (with any changes that the Agent shall have approved, such approval to be evidenced by the Agent’s execution and delivery of such Issuer Control Agreement).

“Lien Grantors” means the Company and the Subsidiary Guarantors.

“Liquid Investment” means a Cash Equivalent (other than commercial paper) that matures within 30 days after it is first included in the Collateral.

“LLC Interest” means a membership interest or similar interest in a limited liability company.

“Margin Stock” means “margin stock” as such term is defined in Regulation U of the FRB.

“Material Commercial Tort Claim” means a Commercial Tort Claim involving a claim for more than $5,000,000.

“Material Real Property” means real property owned in fee by a Lien Grantor with a fair market value in excess of $5,000,000.

“Mortgage” means a deed of trust, trust deed, deed to secure debt or mortgage, as applicable, made by a Lien Grantor in favor or for the benefit of the Agent on behalf of the Secured Parties in respect of Material Real Property in form and substance reasonably acceptable to the Agent.

“Mortgage Requirement” means, with respect to any Material Real Property owned by a Lien Grantor, (i) provision of (a) a Mortgage encumbering such Material Real Property in favor or for the benefit of the Agent on behalf of the Secured Parties, duly executed and acknowledged by each Lien Grantor that is the owner of or holder of any interest in such Material Real Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Material Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Agent; (b) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies, with endorsements and in amounts reasonably acceptable to the Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Agent, insuring such Mortgage to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Agent may deem reasonably necessary or desirable; (c) an ALTA survey in form and substance reasonably acceptable to the Agent (provided that the Agent may waive the requirement of this clause (c) if the burden, cost or consequences of obtaining such survey is excessive in relation to the benefits to be obtained therefrom by the Secured Parties); (d) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Material Real Property (and if any building located on such Material Real Property is determined to be in a special flood hazard area, delivery of (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and each other applicable Lien Grantor relating thereto and (y) evidence of flood insurance in form and substance reasonably satisfactory to the Agent); (e) a local counsel opinion as to the due authorization, execution and delivery and enforceability of such Mortgage in the state in which the Material Real Property described in such Mortgage is located and other matters customarily covered in real estate enforceability opinions in form and substance reasonably acceptable to the Agent and (f) any other documents reasonably requested by the Agent; and (ii) recording of such Mortgage in the land records of the county in which such Material Real Property to be so encumbered is located.

“Nominated Person” means a Person whom the issuer of a letter of credit (i) designates or authorizes to pay, accept, negotiate or otherwise give value under such letter of credit and (ii) undertakes by agreement or custom and practice to reimburse.

“Original Lien Grantor” means any Lien Grantor that grants a Lien on any of its assets hereunder on the Effective Date.

“own” refers to (i) in the case of personal property, the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203 and (ii) in the case of real property, possession of fee simple interest, and “acquire” refers to the acquisition of any such rights.

“Partnership Interest” means a partnership interest, whether general or limited.

“Patent License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

“Patent Security Agreement” means a Patent Security Agreement, substantially in the form of Exhibit C, executed and delivered by a Lien Grantor in favor of the Agent for the benefit of the Secured Parties.

“Patents” means (i) all letters patent and design letters patent of the United States and all applications for letters patent or design letters patent of the United States, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Perfection Certificate” means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit E, completed and supplemented with the schedules contemplated thereby to the satisfaction of the Agent, and signed by an officer of such Lien Grantor.

“Permitted Liens” means Liens (other than the Transaction Liens) on the Collateral permitted to be created or assumed or to exist pursuant to Section 7.02 of the Credit Agreement.

“Permitted Priority Liens” means inchoate tax Liens arising by operation of law.

“Pledged,” when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time and “Pledged letter of credit” means a letter of credit that creates rights to payment or performance that are included in the Collateral at such time.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Lien Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Recordable Intellectual Property” means (i) Patents, (ii) Patent Licenses, (iii) Trademarks, (iv) Trademark Licenses, (v) Copyrights and (vi) Copyright Licenses, and all rights in or under any of the foregoing.

“Regulated Subsidiary” means a Subsidiary as to which the consent of a governmental body or official is required for any acquisition of control or change of control thereof.

“Release Conditions” means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens:

(i) all Commitments under the Credit Agreement shall have expired or been terminated; and

(ii) all Secured Obligations (other than contingent indemnification obligations not yet due and payable) shall have been paid in full.

“Secured Agreement,” when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Company, obligations of a Subsidiary Guarantor and/or rights of the holder with respect to such Secured Obligation.

“Secured Guarantee” means, with respect to each Subsidiary Guarantor, its guarantee of the Secured Obligations under Section 2 hereof or Section 1 of a Security Agreement Supplement.

“Secured Obligations” means all Obligations (as such term is defined in the Credit Agreement) and all obligations of any Obligor under any Secured Swap Contract.

“Secured Parties” means the holders from time to time of the Secured Obligations including the Agents and the Lenders.

“Secured Party Requesting Notice” means, at any time, a Secured Party that has, at least five Business Days prior thereto, delivered to the Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 21(h) and (ii) setting forth its address, facsimile number and electronic mail address to which copies of such notices should be sent.

“Securities Account Control Agreement” means, when used with respect to a Securities Account, an agreement reasonably satisfactory to the Agent among the relevant Securities Intermediary, such Lien Grantor and the Agent establishing the Agent’s Control with respect to such Securities Account.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 23 and/or adding additional property to the Collateral.

“Security Documents” means this Agreement, the Security Agreement Supplements, the Commodity Account Control Agreements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Mortgages, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements, mortgages or similar instruments delivered pursuant to the Loan Documents.

“Subsidiary Guarantor” means each Subsidiary listed on the signature pages hereof under the caption “Subsidiary Guarantors” and each Subsidiary that shall, at any time after the date hereof, become a “Subsidiary Guarantor” pursuant to Section 23.

“Supporting Letter of Credit” means a letter of credit that supports the payment or performance of one or more items included in the Collateral.

“Trademark License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule l to any Trademark Security Agreement.

“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Lien Grantor in favor of the Agent for the benefit of the Secured Parties.

“Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, slogans, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Transaction Liens” means the Liens granted by the Lien Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(d) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words

“herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Guarantees by Subsidiary Guarantors.

(a) Secured Guarantees. Each Subsidiary Guarantor unconditionally and irrevocably guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). If the Company fails to pay any Secured Obligation punctually when due, each Subsidiary Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.

(b) Secured Guarantees Unconditional. The obligations of each Subsidiary Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company, any other Subsidiary Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to any Secured Agreement;

(iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company, any other Subsidiary Guarantor or any other Person under any Secured Agreement;

(iv) any change in the corporate existence, structure or ownership of the Company, any other Subsidiary Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any other Subsidiary Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Company, any other Subsidiary Guarantor or any other Person under any Secured Agreement;

(v) the existence of any claim, set-off or other right whatsoever (in any case, whether based on contract, tort or any other theory) that such Subsidiary Guarantor may have at any time against the Company, any other Subsidiary Guarantor, any Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Company, any other Subsidiary Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Secured Obligation by the Company, any other Subsidiary Guarantor or any other Person;

(vii) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any Obligor under the Loan Documents or any other assets of any Obligor or any of its Subsidiaries;

(viii) any failure of any Secured Party to disclose to any Subsidiary Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to such Secured Party (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

(ix) other than satisfaction in full of the Release Conditions, any other act or omission to act or delay of any kind by the Company, any other Subsidiary Guarantor, any other party to any Secured Agreement, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (ix), constitute a legal or equitable discharge of or defense to any obligation of any Subsidiary Guarantor hereunder.

(c) Release of Secured Guarantees. (i) All the Secured Guarantees will be released when all the Release Conditions are satisfied. If at any time any payment of a Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Company or otherwise, the Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(ii) If all the capital stock of a Subsidiary Guarantor or all the assets of a Subsidiary Guarantor are sold to a Person other than the Company or one of its Subsidiaries in a transaction permitted by the Credit Agreement (any such sale, a “Sale of Subsidiary Guarantor”), the Secured Guarantee of such Subsidiary Guarantor shall automatically be discharged and released without any further action by the Agent or any other Secured Party effective as of the time of such Sale of Subsidiary Guarantor; provided that, if such sale is an Asset Sale, arrangements reasonably satisfactory to the Agent have been made to apply the Net Proceeds thereof as (and to the extent) required by the Credit Agreement. Such release shall not require the consent of any Secured Party, and the Agent shall be fully protected in relying on a certificate of the Company as to whether any particular sale constitutes a Sale of Subsidiary Guarantor.

(iii) In addition to any release permitted by subsection (ii), the Agent may release any Secured Guarantee with the prior written consent of the Required Lenders; provided that any release of all or substantially all the Secured Guarantees shall require the consent of all the Lenders.

(d) Waiver by Subsidiary Guarantors. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other Subsidiary Guarantor or any other Person.

(e) Subrogation. A Subsidiary Guarantor that makes a payment with respect to a Secured Obligation hereunder shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that no Subsidiary Guarantor shall enforce any payment by way of subrogation against the Company, or by reason of contribution against any other Subsidiary Guarantor of such Secured Obligation, until all of the Release Conditions have been satisfied in full. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of the Release Conditions, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Secured Obligations and all other amounts payable under this Agreement in accordance with the terms of the Loan Documents, or to be held as Collateral for any Secured Obligations or other amounts payable under this Agreement thereafter arising.

(f) Stay of Acceleration. If acceleration of the time for payment of any Secured Obligation by the Company is stayed by reason of the insolvency or receivership of the Company or otherwise, all Secured Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Subsidiary Guarantors hereunder forthwith on demand by the Agent.

(g) Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by applicable law, if any Secured Obligation is not paid promptly when due (after the passage of any applicable cure period as set forth in the Loan Documents), each of the Secured Parties and their respective Affiliates is authorized at any time and from time to time, without prior notice to any Subsidiary Guarantor, any such notice being waived by each Subsidiary Guarantor, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Secured Party or Affiliate to or for the credit or the account of any Subsidiary Guarantor against the obligations of such Subsidiary Guarantor under its Secured Guarantee, irrespective of whether or not such Secured Party shall have made any demand thereunder and although such obligations may be contingent or unmatured; provided that neither any Secured Party nor any of its Affiliates shall be entitled to exercise any such set off with respect to any trust or payroll account. Each Secured Party agrees to promptly notify the Company and the Agent after any such set off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set off and application.

(h) Continuing Guarantee. Each Secured Guarantee is a continuing guarantee, shall be binding on the relevant Subsidiary Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent or the Secured Parties and their successors, transferees and assigns. If all or part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights under each Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

(i) Limitation on Obligations of Subsidiary Guarantor. Notwithstanding anything to the contrary herein, it is the intention of the parties hereto that the Secured Guarantee of each Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable state law. To effectuate that intention, the parties hereto hereby agree that the obligations of each Subsidiary Guarantor under its Secured Guarantee are limited to the maximum amount that would not render such Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable state law.

Section 3. Grant of Transaction Liens.

(a) The Company, in order to secure the Secured Obligations, and each Subsidiary Guarantor listed on the signature pages hereof, in order to secure its Secured Guarantee, grants to the Agent for the benefit of the Secured Parties a continuing security interest in all right, title and interest of the Company or such Subsidiary Guarantor, as the case may be, in, to and under the following property of the Company or such Subsidiary Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) the Commercial Tort Claims described in Schedule 4;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property);

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

(xii) all Intellectual Property;

(xiii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Lien Grantor pertaining to any of its Collateral;

(xiv) such Original Lien Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Agent; and

(xv) all Supporting Obligations and Proceeds of the Collateral described in the foregoing clauses (i) through (xiv);

provided that the following property is excluded from the foregoing security interests (“Excluded Property”): (A) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) voting Equity Interests in any first-tier Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Equity Interests in such first-tier Foreign Subsidiary, (C) Capital Stock of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, (D) Equipment leased by an Original Lien Grantor under a lease that prohibits the granting of a Lien on such Equipment, (E) cash and Cash Equivalents maintained in any trust or payroll account, so long as such account are maintained as a trust or payroll account respectively, (F) Cash and Cash Equivalents maintained in any account of any Lien Grantor that is an investment adviser registered under the Investment Advisers Act of 1940 so long as (x) such account is maintained to satisfy qualified professional asset manager requirements under ERISA and (y) the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $2,000,000 at any time, (G) cash and Cash Equivalents maintained in any account of any Lien Grantor that is a broker-dealer registered under the Exchange Act and a member of FINRA so long as (x) such account is maintained to satisfy minimum net regulatory capital requirements imposed by FINRA regulations pursuant to the Exchange Act and (y) the aggregate amount of cash and Cash Equivalents in all such accounts does not exceed $10,000,000 at any time, (H)

intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity and enforceability of such intent to use trademark applications under applicable United States federal law, (I) any contract, permit, lease, license or other agreement to the extent that the grant of a security interest therein would violate applicable law, or violate the terms of such contract, permit, lease, license or other agreement (in each case, after giving effect to applicable provisions of the UCC), (J) any leasehold improvements to the extent that the grant of a security interest therein would violate the related lease, (K) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements (or Personal Property Security Act (PPSA) statements), (L) assets subject to a purchase money lien, capitalized lease obligation or similar arrangement, in each case as permitted by the Senior Secured Notes Indenture and the Credit Agreement, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such capitalized lease obligation or similar arrangement) prohibits such assets from being Collateral and only for so long as such Lien remains outstanding, (M) any real property or real property interests (including leasehold interests) other than Material Real Property, (N) subject to Section 3(e) below, Margin Stock and (O) proceeds and products of any and all of the foregoing excluded assets described in clauses (A) through (N) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (A) through (N) above. Each Original Lien Grantor shall use commercially reasonable efforts to obtain any consent that is reasonably obtainable and required for any property described in clause (D), (I), (J) or (L) above to cease to constitute Excluded Property. Notwithstanding the foregoing, (i) property in which a security interest is granted pursuant to Section 5(g) shall not constitute Excluded Property for so long as the Other First Lien Obligations are secured by such property and (ii) all assets of Insurance Subsidiaries (including cash and Cash Equivalents temporarily held by Lien Grantors on behalf of, and for the benefit of, Insurance Subsidiaries) shall be Excluded Property.

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The Transaction Liens are granted as security only and shall not subject the Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

(d) If the governmental body or official having jurisdiction over any Regulated Subsidiary determines that the pledge of the shares of capital stock of such Regulated Subsidiary hereunder constitutes the acquisition of or a change of control with respect to such Regulated Subsidiary as to which the prior approval of such governmental body or official was required, then, immediately upon the relevant Lien Grantor’s (1) written memorialization of oral notice or (2) receipt of written notice from such governmental body or official of such determination and without any action on the part of the Agent or any other Person, such pledge shall be rendered void ab initio and of no effect. Upon any such occurrence, (i) the Agent shall, at such Lien Grantor’s written request and expense, return all certificates representing such capital stock to such Lien Grantor and execute and deliver such documents as such Lien Grantor shall reasonably request to evidence such Lien Grantor’s retention of all rights in such capital stock and (ii) such Lien Grantor shall, if requested by the Agent or the Required Lenders, promptly submit a request to the relevant governmental body or official for approval of the pledge of such shares to the Agent hereunder and, upon receipt of such approval, shall forthwith deliver to the Agent certificates representing all the outstanding shares of capital stock of such Regulated Subsidiary (subject to the limitation in Section 11(m) if such Regulated Subsidiary is a Foreign Subsidiary) to be held as Collateral hereunder.

(e) Margin Stock shall not constitute Excluded Property to the extent the Agent or the Required Lenders give written notice to the Company that such Margin Stock shall not constitute Excluded Property.

Section 4. General Representations and Warranties. Each Original Lien Grantor represents and warrants that:

(a) Such Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b) Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates owned by such Lien Grantor as of the Effective Date. Such Lien Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

(c) Schedule 2 lists, as of the Effective Date, all Securities owned by such Lien Grantor (except Securities evidencing Equity Interests in Subsidiaries and Affiliates).

(d) Schedule 3 lists, as of the Effective Date, (i) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements, (ii) all Commodity Accounts in respect of which such Lien Grantor is the Commodity Customer and (iii) all Deposit Accounts in the name of such Lien Grantor.

(e) All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than Permitted Liens. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Lien Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Lien Grantor is not and will not become a party to or otherwise bound by any agreement (except as permitted by the Credit Agreement) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

(f) Such Lien Grantor has good and marketable title to, a right to use, or a valid leasehold interest in, all its Collateral, except for such defects in title or interests as could not, individually or in the aggregate with respect to all Lien Grantors, reasonably be expected to have a Material Adverse Effect. The property of such Lien Grantor is subject to no Liens, other than Liens permitted under Section 7.02 of the Credit Agreement.

(g) Such Lien Grantor has not performed any acts that could reasonably be expected to prevent the Agent from enforcing any of the provisions of the Security Documents or that would limit the Agent in any such enforcement. No authorized financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Liens permitted under Section 7.02 of the Credit Agreement. After the Effective Date, no Collateral owned by such Lien Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Lien permitted under Section 7.02 of the Credit Agreement.

(h) The Transaction Liens on all Collateral owned by such Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations or such Lien Grantor’s Secured Guarantee, as the case may be.

(i) Such Lien Grantor has delivered a Perfection Certificate to the Agent. The information set forth therein is correct and complete as of the Effective Date. Within 60 days after the Effective Date, such Lien Grantor will furnish (or cause to be furnished) to the Agent a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on its Collateral.

(j) When UCC financing statements describing the Collateral as set forth in the Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens that have priority over the Transaction Liens by operation of law. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 5(a) and 9(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Lien Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements and (ii) such Intellectual Property Filings, no registration, recordation or filing with, and no authorization or approval or other action by, any governmental body, agency or official is required in connection with the execution or delivery of the Security Agreement or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or (except with respect to the capital stock of any Regulated Subsidiary) for the enforcement of the Transaction Liens.

(k) If such Lien Grantor is also a Subsidiary Guarantor, in executing and delivering this Agreement (including providing its Secured Guarantee), such Lien Grantor has (i) without reliance on the Agent or any other Secured Party or any information received from the Agent or any other Secured Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated by the Loan Documents and the Company, the Company’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Company or the obligations and risks undertaken herein with respect to the Secured Obligations, (ii) adequate means to obtain from the Company on a continuing basis information concerning the Company, (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents and (iv) not relied and will not rely upon any representations or warranties of the Agent or any other Secured Party not embodied herein or any acts heretofore or hereafter taken by the Agent or any other Secured Party (including any review by the Agent or any other Secured Party of the affairs of the Company).

Section 5. Further Assurances; General Covenants. Each Lien Grantor covenants as follows:

(a) Such Lien Grantor will at the Company’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing and any filing of financing or continuation statements under the UCC) that from time to time may be necessary, or that the Agent may reasonably request, in order to:

(i) create, preserve, perfect or confirm the Transaction Liens on such Lien Grantor’s Collateral;

(ii) in the case of Pledged Deposit Accounts, Pledged Letter-of-Credit Rights, Pledged Electronic Chattel Paper and Pledged Investment Property, cause the Agent to have Control thereof; or

(iii) enable the Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor’s Collateral.

In furtherance of the foregoing, in respect of the insurance policies required by Section 6.05 of the Credit Agreement relating to any property or business of such Lien Grantor, such Lien Grantor shall deliver to the Agent, on the Effective Date (with respect to existing polices) and promptly following the entry into new policies or the renewal, extension or modification of existing policies, a copy of, or a certificate as to coverage under such policies, each of which shall (i) within 30 days of the date of such delivery, be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) naming the Agent as mortgagee or loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable and (ii) to the extent available, provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ notice thereof to the Agent, in form and substance reasonably acceptable to the Agent.

To the extent permitted by applicable law, such Lien Grantor authorizes the Agent to execute and file such financing statements or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Lien Grantor, in each case without such Lien Grantor’s signature appearing thereon, and regardless of whether any particular asset described in such financing statement falls within the scope of the UCC or the granting clause of this Agreement. Such Lien Grantor agrees (but makes no representation that the applicable filing officer shall accept) that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Such Lien Grantor constitutes the Agent its attorney-in-fact to execute and file, in the event such Lien Grantor fails to do so promptly, all Intellectual Property Filings and other filings required or so requested for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 22. The Company will pay the reasonable costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b) Such Lien Grantor will not (i) change its name or corporate structure or (ii) change its location (determined as provided in UCC Section 9-307), without first giving the Agent at least 10 days’ prior written notice thereof (or such shorter period as the Agent may agree in writing) and taking all actions that are necessary or required by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

(c) If any of its Collateral with a value in excess of $500,000 (or $1,000,000 when taken together with the Collateral of the other Lien Grantors) is in the possession or control of a warehouseman, bailee or agent at any time, such Lien Grantor will (i) notify such warehouseman, bailee or agent of the relevant Transaction Liens, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral for the Agent’s account subject to the Agent’s instructions (which shall permit such Collateral to be removed by such Lien Grantor in the ordinary course of business until the Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use commercially reasonable efforts to cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Agent’s benefit and (iv) make any such authenticated Record available to the Agent.

(d) Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral, other than licenses of Intellectual Property granted in the ordinary course of business; provided that such Lien Grantor may do any of the foregoing unless (i) doing so would violate a covenant in the Credit Agreement or (ii) an Event of Default shall have occurred and be continuing and the Agent shall have notified such Lien Grantor that its right to do so is terminated, suspended or otherwise limited.

(e) Such Lien Grantor will, promptly upon request, provide to the Agent all information and evidence concerning such Lien Grantor’s Collateral that the Agent may reasonably request to enable it to enforce the provisions of the Security Documents.

(f) Upon the acquisition of any Material Real Property by any Lien Grantor or any real property owned by any Lien Grantor becoming Material Real Property (as of the end of any Fiscal Quarter), such Lien Grantor will cause such Material Real Property to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Agent to grant and perfect or record such Lien in accordance with the Mortgage Requirement and to satisfy the other conditions of the Mortgage Requirement within ninety (90) days of the requirement becoming applicable (or such longer period as the Agent may agree in its discretion).

(g) Such Lien Grantor shall not incur or suffer to exist any Lien (the “Initial Lien”) on any property (including any property that would otherwise be Excluded Property) to secure any Other First Lien Obligations (as defined in the Intercreditor Agreement) or take any action to perfect any such security interest, unless such Lien Grantor concurrently grants a Lien to the Agent to secure the Secured Obligations ranking pari passu with such Initial Lien securing such Other First Lien Obligations and takes such action to perfect such Lien; provided that any such Lien on property that would otherwise be Excluded Property created to secure the Secured Obligations pursuant to this clause (g) shall provide by its terms that upon the release and discharge of the Initial Lien on such property by the Collateral Agent (as defined in the Intercreditor Agreement) for such Other First Lien Obligations, the Lien on such property securing the Secured Obligations shall be automatically and unconditionally released and discharged and such Lien Grantor may take any action necessary to memorialize such release or discharge.

(h) Each Lien Grantor agrees that it will provide the Agent with prompt written notice (and in any case within 30 days) of the acquisition of any Margin Stock by such Lien Grantor, including a description thereof in reasonable detail.

Section 6. Accounts. Each Lien Grantor represents, warrants and covenants that if an Event of Default shall have occurred and be continuing, such Lien Grantor will, if requested to do so by the Agent, promptly notify (and to the extent it fails to do so promptly, such Lien Grantor authorizes the Agent so to notify) each account debtor in respect of any of its Accounts that such Accounts have been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Agent or its designee for the period during which such Event of Default is continuing.

Section 7. Chattel Paper and Instruments. Except as to actions to be taken by the Agent, each Lien Grantor represents, warrants and covenants as follows:

(a) On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Agent as Collateral hereunder (i) all Pledged Tangible Chattel Paper, provided that delivery of the Pledged Tangible Chattel Paper shall be required pursuant to this paragraph only to the extent that the aggregate value of all Pledged Tangible Chattel Paper that has not been delivered would exceed $5,000,000 and (ii) each Pledged Instrument having a value in excess of $2,000,000 then owned by such Lien Grantor. Thereafter, whenever such Lien Grantor acquires any other Pledged Tangible Chattel Paper or Pledged Instrument having a value in excess of $2,000,000, such Lien Grantor will immediately deliver such Pledged Tangible Chattel Paper or Pledged Instrument to the Agent as Collateral hereunder. Notwithstanding the foregoing, all debt owing by the Company or any of its Subsidiaries to a Lien Grantor (regardless of the value thereof) shall be pledged by delivery to the Agent of an intercompany note in form and substance reasonably acceptable to the Agent.

(b) So long as no Event of Default shall have occurred and be continuing, the Agent will, promptly upon request by the relevant Lien Grantor, make appropriate arrangements for making any Pledged Tangible Chattel Paper or Pledged Instrument available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document).

(c) Schedule 5 lists, as of the Effective Date, all Pledged Instruments.

(d) All Pledged Tangible Chattel Paper and Pledged Instruments owned by such Lien Grantor, when delivered to the Agent (to the extent such delivery is required), will be indorsed to the order of the Agent, or accompanied by duly executed instruments of assignment, all in form and substance reasonably satisfactory to the Agent.

(e) Upon the delivery of any Pledged Tangible Chattel Paper or Pledged Instrument owned by such Lien Grantor to the Agent, the Transaction Lien on such Collateral will be perfected, subject to no prior Liens or rights of others.

(f) Each Lien Grantor will take (or cause others to take) all actions required under UCC Section 9-105 to cause the Agent to obtain and maintain Control of any and all Electronic Chattel Paper owned by such Lien Grantor from time to time, provided that such Lien Grantor’s actions to cause the Agent to obtain and maintain Control of such Electronic Chattel shall be required pursuant to this paragraph only to the extent that the aggregate value of all Electronic Chattel Paper then owned by such Lien Grantor and not subject to the Agent’s Control would exceed $5,000,000.

Section 8. Commercial Tort Claims. Each Lien Grantor represents, warrants and covenants as follows:

(a) In the case of an Original Lien Grantor, Schedule 4 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Material Commercial

Tort Claim with respect to which such Original Lien Grantor is the claimant as of the Effective Date. In the case of any other Lien Grantor, Schedule 4 to its first Security Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Material Commercial Tort Claim with respect to which such Lien Grantor is the claimant as of the date on which it signs and delivers such Security Agreement Supplement.

(b) If any Lien Grantor acquires a Material Commercial Tort Claim after the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will promptly sign and deliver to the Agent a Security Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said Official Comment 5) to the Agent for the benefit of the Secured Parties.

(c) Upon the filing of a UCC financing statement in the jurisdiction under the laws of which the relevant Lien Grantor is organized, the Transaction Lien on each Commercial Tort Claim described pursuant to subsection (a) or (b) above will be perfected, subject to no prior Liens or rights of others, except for Permitted Liens that have priority over the Transaction Liens by operation of law.

Section 9. Recordable Intellectual Property. Each Lien Grantor covenants as follows:

(a) On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will sign and deliver to the Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it. Concurrently with (or prior to) each delivery of annual financial statements pursuant to Section 6.01(a) of the Credit Agreement, it will sign and deliver to the Agent any Intellectual Property Security Agreement necessary to grant Transaction Liens on all Recordable Intellectual Property owned by it on December 31 of the most recently ended year covered by such financial statements that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

(b) Such Lien Grantor will notify the Agent promptly if it knows that any application or registration relating to any Recordable Intellectual Property owned or licensed by it may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Lien Grantor’s ownership of such Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same; provided that the foregoing shall not apply to the extent that any such event, individually or together with all such events, could not reasonably be expected to have a Material Adverse Effect.

Section 10. Proceeds of Letters of Credit. Except as to actions to be taken by the Agent, each Lien Grantor represents, warrants and covenants as follows:

(a) On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Agent each letter of credit having a face amount in excess of $2,500,000 (the “Specified Letters of Credit”).

(b) Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Agent will, promptly upon request by any Lien Grantor, make appropriate arrangements for making any Specified Letter of Credit delivered to the Agent pursuant to subsection (a) above available to such Lien Grantor to facilitate the administration thereof or the exercise of its rights thereunder (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document).

(c) Such Lien Grantor, by granting a security interest in its Letter-of-Credit Rights to the Agent, intends to (and hereby does) assign to the Agent its rights (including its contingent rights) to the proceeds of all letters of credit of which it is or hereafter becomes a beneficiary. If any such letter of credit is not a Supporting Letter of Credit, such Lien Grantor will (i) use commercially reasonable efforts to cause the issuer of such letter of credit and each Nominated Person (if any) with respect thereto to consent to such assignment of the proceeds thereof and (ii) deliver written evidence of any such consent obtained to the Agent.

(d) The Transaction Lien on the relevant Lien Grantor’s rights to the proceeds of each letter of credit under which such Lien Grantor is a beneficiary will be perfected, subject to no prior Liens or rights of others, if either (i) such letter of credit is a Supporting Letter of Credit and the Transaction Lien on the item of Collateral supported thereby has been perfected or (ii) the relevant issuing bank and each relevant Nominated Person (if any) shall have consented to the assignment of the proceeds thereof set forth in subsection (c) above.

(e) If an Event of Default shall have occurred and be continuing, such Lien Grantor will, promptly upon request by the Agent, notify (and in the event such Lien Grantor fails to do so promptly, such Lien Grantor authorizes the Agent to notify) the issuer and each Nominated Person with respect to each of its Pledged letters of credit that (i) the proceeds thereof have been assigned to the Agent hereunder and (ii) any payments due or to become due in respect thereof are to be made directly to the Agent or its designee for the period during which such Event of Default is continuing.

Section 11. Investment Property. Each Lien Grantor represents, warrants and covenants as follows:

(a) Certificated Securities. On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Lien Grantor. Thereafter, whenever such Lien Grantor acquires any other certificate representing a Pledged Certificated Security, such Lien Grantor will promptly deliver such certificate to the Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 11(m) in the case of voting Equity Interests in a Foreign Subsidiary.

(b) Uncertificated Securities.

(i) On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will enter into (and, if the relevant issuer is a Subsidiary, cause, or if the relevant issuer is not a Subsidiary, use commercially reasonable efforts to cause, the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Lien Grantor and deliver such Issuer Control Agreement to the Agent (which shall enter into the same). Thereafter, whenever such Lien Grantor acquires any other

Pledged Uncertificated Security, such Lien Grantor will enter into (and, if the relevant issuer is a Subsidiary, cause, or if the relevant issuer is not a Subsidiary, use commercially reasonable efforts to cause, the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement, if any, to the Agent (which shall enter into the same). The provisions of this subsection are subject to (i) the limitation in Section 11(m) in the case of voting Equity Interests in a Foreign Subsidiary and (ii) Sections 11(n) and 14(c).

(ii) If any Pledged Uncertificated Partnership Interest or any Pledged Uncertificated LLC Interest that was not considered a security under the UCC as of the Effective Date becomes a security under the UCC thereafter, the Lien Grantor that originally pledged such interest shall promptly after the date on which such interest becomes an uncertificated security enter into (and, if the relevant issuer is a Subsidiary, cause, or if the relevant issuer is not a Subsidiary, use commercially reasonable efforts to cause, the relevant issuer to enter into) an Issuer Control Agreement in respect of each such Pledged Uncertificated Security then owned by such Lien Grantor and deliver such Issuer Control Agreement to the Agent (which shall enter into the same).

(c) Security Entitlements.

(i) All Security Entitlements owned by each Lien Grantor shall be held, upon or promptly after receipt thereof, in one or more Controlled Securities Accounts; provided, that this Section 11(c)(i) shall not apply to any Security Entitlements maintained in (x) any Securities Account to the extent that the aggregate value of the Security Entitlements held in such Securities Account does not exceed $5,000,000; and provided further that the aggregate value of all Securities Entitlements owned by all Lien Grantors and held in all Securities Accounts (other than Securities Accounts described in clause (y) or (z) below) that are not Controlled Securities Accounts shall not at any time be in excess of $10,000,000, (y) any Securities Account that satisfies the applicable conditions set forth in clauses (E), (F) and (G) of the proviso at the end of Section 3(a) or (z) any Securities Account consisting solely of Security Entitlements collected and held by such Lien Grantor on behalf and for the benefit of Insurance Subsidiaries. The provisions of this subsection are subject to Section 14(c).

(ii) Each Lien Grantor agrees that it will provide the Agent with prompt written notice (and in any case within 20 days) of the opening of any new Securities Accounts and any such notice shall be deemed to be an automatic amendment to Schedule 3 hereto to include such account.

(iii) Each Lien Grantor represents, warrants and covenants that (x) Schedule 6 lists, as of the Effective Date, all Controlled Securities Accounts, (y) each Controlled Securities Account will be operated as provided in Section 13, and (z) except to the extent not required by clause (i) above, it will provide the Agent with prompt written notice that any Account meets the requirements of a Controlled Securities Account, any such notice shall be deemed an automatic amendment to Schedule 6 hereto to include such Account, and such Lien Grantor shall enter into an Account Control Agreement with respect to such Account within 30 days of such Account meeting such requirements (unless the Agent, in its discretion, shall have agreed in writing to a longer period).

(d) Commodity Accounts.

(i) All Commodity Contracts owned by each Lien Grantor shall be held, upon or promptly after receipt thereof, in one or more Controlled Commodity Accounts; provided, that this Section 11(d)(i) shall not apply to any Commodity Contracts maintained in (x) any Commodities Account to the extent that the aggregate value of the Commodity Contracts held in such Commodities Account, does not exceed $5,000,000; and provided further that the aggregate value of all Commodity Contracts held by all Lien Grantors in all Commodity Accounts (other than Commodity Accounts that are trust accounts) that are not Controlled Commodity Accounts shall not at any time be in excess of $10,000,000 and (y) any Commodities Account that is a trust account, so long as such Commodities Account is maintained as a trust account.

(ii) Each Lien Grantor agrees that it will provide the Agent with prompt written notice (and in any case within 10 days) of the opening of any new Commodity Accounts and any such notice shall be deemed to be an automatic amendment to Schedule 3 hereto to include such account.

(iii) Each Lien Grantor represents, warrants and covenants that (x) Schedule 6 lists, as of the Effective Date, all Controlled Commodity Accounts, (y) each Controlled Commodity Account will be operated as provided in Section 13, and (z) except to the extent not required by clause (i) above, it will provide the Agent with prompt written notice that any Account meets the requirements of a Controlled Commodity Account, any such notice shall be deemed an automatic amendment to Schedule 6 hereto to include such Account, and such Lien Grantor shall enter into an Account Control Agreement with respect to such Account within 30 days of such Account meeting such requirements (unless the Agent, in its discretion, shall have agreed in writing to a longer period).

(e) Regulated Subsidiaries. If the Collateral includes any capital stock of a Regulated Subsidiary that is not represented by certificates, the relevant Lien Grantor shall exercise its commercially reasonable efforts to cause such capital stock to be represented by certificates and, promptly upon receipt thereof, comply with Section 11(a) with respect thereto. No Lien Grantor shall hold any capital stock of a Regulated Subsidiary in a Securities Account.

(f) Perfection as to Certificated Securities. When such Lien Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Agent and complies with Section 11(k) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Agent will have Control of such Pledged Certificated Security and (iii) the Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(g) Perfection as to Uncertificated Securities. When such Lien Grantor, the Agent and the issuer of any Pledged Uncertificated Security owned by such Lien Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others (except Permitted Priority Liens), (ii) the Agent will have Control of such Pledged Uncertificated Security and (iii) the Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(h) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by such Lien Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except (x) Liens and rights of the relevant Securities Intermediary that are Permitted Liens and (y) Permitted Priority Liens), (ii) the Agent will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Agent or any other Secured Party.

(i) Perfection as to Commodity Accounts. So long as any Commodity Account is subject to a Commodity Account Control Agreement, (i) the Transaction Liens on such Commodity Account and all Commodity Contracts carried therein will be perfected, subject to no prior Liens or rights of others (except (x) Liens and rights of the relevant Commodity Intermediary permitted by such Commodity Account Control Agreement and (y) Permitted Priority Liens) and (ii) the Agent will have Control of such Commodity Account and all Commodity Contracts carried therein from time to time.

(j) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States. In respect of all Commodity Contracts owned by such Lien Grantor and all Commodity Accounts in which such Commodity Contracts are carried, the Commodity Intermediary’s jurisdiction (determined as provided in UCC Section 9-305(b)) will at all times be located in the United States.

(k) Delivery of Pledged Certificates. All Pledged Certificates, when delivered to the Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent.

(l) Communications. Each Lien Grantor will promptly give to the Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Lien Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Lien Grantor is the Entitlement Holder, in each case (x) while an Event of Default has occurred and is continuing or (y) relating to any matter that could reasonably be expected to have a Material Adverse Effect.

(m) Foreign Subsidiaries. A Lien Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (B) of the proviso at the end of Section 3(a) and/or the comparable provisions of one or more Security Agreement Supplements.

(n) Compliance with Applicable Foreign Laws. If and so long as the Collateral includes (i) any Equity Interest in, or other Investment Property issued by, a Subsidiary (other than an Immaterial Subsidiary) organized under the laws of a jurisdiction outside the United States or (ii) any Security Entitlement in respect of a Financial Asset issued by such a Subsidiary (other than an Immaterial Subsidiary), the relevant Lien Grantor will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral ranks prior to all Liens and rights of others therein other than Permitted Liens that have priority over the Transaction Liens by operation of law. If and so long as the Collateral includes any Pledged Uncertificated Security issued by such a Subsidiary (other than an Immaterial Subsidiary), the relevant Lien Grantor will comply with this subsection, and will not be required to comply with Section 11(b), with respect thereto.

Section 12. Controlled Deposit Accounts. Each Lien Grantor represents, warrants and covenants as follows:

(a) All cash owned by each Lien Grantor shall be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts; provided that this Section 12(a)

shall not apply to any cash maintained in (i) any Deposit Account to the extent that the average daily balance of cash held in such Deposit Account, as determined on a monthly basis, does not exceed $5,000,000; and provided further that the aggregate amount of cash maintained by all Lien Grantors in all Deposit Accounts (other than Deposit Accounts described in clause (ii) or (iii) below) that are not Controlled Deposit Accounts shall not at any time be in excess of $10,000,000, (ii) any Deposit Account that satisfies the applicable conditions set forth in clauses (E), (F) and (G) of the proviso at the end of Section 3(a) or (iii) any Deposit Account consisting solely of cash collected and held by such Lien Grantor on behalf and for the benefit of Insurance Subsidiaries.

(b) (i) Schedule 6 lists, as of the Effective Date, all Controlled Deposit Accounts, (ii) each Controlled Deposit Account will be operated as provided in Section 13, and (iii) except to the extent not required by clause (a) above, it will provide the Agent with prompt written notice that any Account meets the requirements of a Controlled Deposit Account, any such notice shall be deemed an automatic amendment to Schedule 6 hereto to include such Account, and such Lien Grantor shall enter into an Account Control Agreement with respect to such Account within 30 days of such Account meeting such requirements (unless the Agent, in its discretion, shall have agreed in writing to a longer period).

(c) In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 is in effect.

(d) So long as the Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except (i) the Depositary Bank’s right to deduct its customary operating charges and any uncollected funds previously credited thereto and (ii) Permitted Priority Liens).

(e) Each Lien Grantor will provide the Agent with prompt written notice (and in any case within 20 days) of the opening of any new Deposit Account and any such notice shall be deemed to be an automatic amendment to Schedule 3 hereto.

Section 13. Operation of Collateral Accounts.

(a) (i) Funds held in any Controlled Deposit Account may, until withdrawn, be invested and reinvested in such Liquid Investments as the relevant Lien Grantor may select from time to time, (ii) Funds held in any Controlled Securities Account may, until withdrawn, be invested and reinvested in such Cash Equivalents as the relevant Lien Grantor may select from time to time, (iii) Funds held in any Controlled Commodity Account may, until withdrawn, be invested and reinvested in such Cash Equivalents as the relevant Lien Grantor may select from time to time; provided that upon the occurrence and during the continuance of an Event of Default, the Agent shall have the sole right to direct the disposition of funds with respect to each Collateral Account (including the withdrawal of such funds), and it shall be a term and condition of the Collateral Accounts, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Accounts, that upon written notice by the Agent to such account holder, the holders of such accounts will comply with instructions with respect to such accounts originated only by the Agent, without notice to, consent from or other reference to any Lien Grantor. Upon the curing of such Event of Default, the Agent will instruct the relevant account holder that the relevant Lien Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Agent rescinds such instruction.

(b) Upon the occurrence and during the continuation of an Event of Default, each Lien Grantor will (i) immediately upon the written request of the Agent, instruct each Person obligated at any time to make any payment to such Lien Grantor for any reason to make such payment to a Collateral Account and (ii) deposit in the Collateral Accounts or pay to the Agent for deposit in the Collateral Accounts, at the end of each Business Day, all proceeds of Collateral and all other cash of each Lien Grantor.

(c) Each Lien Grantor may from time to time provide the Agent with an Account Control Agreement or a supplement (in form and substance reasonably satisfactory to the Agent) to an existing Account Control Agreement with such then existing Depositary Bank, Commodity Intermediary or Securities Intermediary covering a new Collateral Account (and, upon the receipt by the Agent of such Account Control Agreement or supplement, Schedule 6 shall be automatically amended to include such account).

(d) Each Lien Grantor agrees that it will promptly provide the Agent with written notice of any termination (if such termination is permitted) of any Collateral Account (and, upon such notice, Schedule 6 shall be automatically amended to remove such account). Upon any termination by any Lien Grantor of any Collateral Account, the Company will immediately transfer all funds and property held in such terminated Collateral Account to another Collateral Account.

(e) If immediately available cash on deposit in all Collateral Accounts is not sufficient to make any distribution or withdrawal to be made pursuant hereto following the occurrence and during the continuation of an Event of Default, the Agent may cause to be liquidated, as promptly as practicable, such investments held in or credited to one or more such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

Section 14. Transfer of Record Ownership.

(a) At any time when an Event of Default shall have occurred and be continuing, the Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be (x) transferred of record into the name of the Agent or its nominee or (y) credited to an appropriate Collateral Account; provided that no such action shall be taken with respect to any capital stock of any Regulated Subsidiary unless any and all regulatory approvals required under applicable law shall have been obtained; and provided further that (i) to the extent any of the Pledged Securities (or a portion thereof) have been transferred of record into the name of the Agent or its nominee and (ii) no Event of Default is continuing, the Agent will cooperate reasonably with the relevant Lien Grantor to cause such Pledged Security (or a portion thereof) to be re-registered (as promptly as practicable) in the name of such Lien Grantor. Each Lien Grantor will take any and all actions reasonably requested by the Agent to facilitate compliance with this subsection.

(b) Perfection upon Transfer of Record Ownership. If and when any Pledged Security (whether certificated or uncertificated) owned by such Lien Grantor is transferred of record into the name of the Agent or its nominee pursuant to Section 14(a), (i) the Transaction Lien on such Pledged Security will be perfected, subject to no prior Liens or rights of others, (ii) the Agent will have Control of such Pledged Security and (iii) the Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(c) Provisions Inapplicable after Transfer of Record Ownership. If the provisions of Section 14(a) are implemented, Sections 11(b) and 11(c) shall not thereafter apply to (i) any Pledged Security that is registered in the name of the Agent or its nominee or (ii) any Security Entitlement in respect of which the Agent or its nominee is the Entitlement Holder.

(d) Communications after Transfer of Record Ownership. The Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Agent with respect to (i) Pledged Securities registered in the name of the Agent or its nominee and (ii) Pledged Security Entitlements as to which the Agent or its nominee is the Entitlement Holder.

Section 15. Right to Vote Securities.

(a) Unless an Event of Default shall have occurred and be continuing, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Agent will, upon receiving a written request from such Lien Grantor, promptly deliver (or cause to be delivered) to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Agent or its nominee or any such Pledged Security Entitlement as to which the Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Agent. Unless an Event of Default shall have occurred and be continuing, the Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

(b) If an Event of Default shall have occurred and be continuing, and after written notice from the Agent to such Lien Grantor, the Agent will have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests (if any) and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Agent may reasonably request from time to time to give effect to such right; provided that the Agent will not have the right to vote, to give consents, ratifications or waivers or to take any other action with respect to the capital stock of any Regulated Subsidiary, in each case to the extent that such action would require prior regulatory approval under applicable law, unless such approval shall have been granted.

Section 16. Remedies upon Event of Default.

(a) If an Event of Default shall have occurred and be continuing, the Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

(b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in Section 17 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof; provided that the right of the Agent to sell or otherwise dispose of the capital stock of any Regulated Subsidiary shall be subject to the Agent or the relevant

Lien Grantor obtaining, to the extent necessary under applicable law, the prior approval of such sale or other disposition by the governmental body or official having jurisdiction with respect to such Regulated Subsidiary. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 19.

(c) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing:

(i) the Agent may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Pledged Intellectual Property (including any Pledged Recordable Intellectual Property) for such term or terms, on such conditions and in such manner as the Agent shall in its reasonable discretion determine; provided that such licenses or sublicenses do not conflict with any existing license of which the Agent shall have received a copy;

(ii) the Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor releases the Agent and each other Secured Party from liability for, and agrees to hold the Agent and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Agent’s or such Secured Party’s gross negligence or willful misconduct; and

(iii) upon request by the Agent (which shall not be construed as implying any limitation on its rights or powers), each Lien Grantor will execute and deliver to the Agent a power of attorney, in form and substance reasonably satisfactory to the Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor’s Pledged Intellectual Property or any action related thereto. In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor will supply to the Agent its know-how and expertise relating to the relevant Intellectual Property or the products or services made or rendered in connection with such Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services.

Section 17. Application of Proceeds.

(a) If an Event of Default shall have occurred and be continuing, the Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of, or any collections (including in the form of interest, dividends, redemption payments and other distributions in respect of any Equity Interests) on, all or any part of the Collateral, in the following order of priorities:

first, to pay the expenses of such sale or other disposition or collection, including reasonable compensation to agents of and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection with the Security Documents, and any other amounts then due and payable to the Agent pursuant to Section 18 or pursuant to Sections 10.04 or 10.05 of the Credit Agreement;

second, to pay ratably all interest (including Post-Petition Interest) on the Secured Obligations;

third, to pay the unpaid principal of the Secured Obligations ratably, until payment in full of the principal of all Secured Obligations shall have been made;

fourth, to pay all other Secured Obligations then due and payable ratably, until payment in full of all such other Secured Obligations shall have been made; and

finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Subsidiary Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth, only to the extent permitted by the limitation in Section 2(i). The Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b) In making the payments and allocations required by this Section, the Agent may rely upon information supplied to it pursuant to Section 21(g). All distributions made by the Agent pursuant to this Section shall be final (except in the event of manifest error) and the Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

Section 18. Fees and Expenses; Indemnification.

(a) The Company will within ten Business Days following written demand (together with, in the case of clauses (i) and (ii) below, if requested by the Company, backup documentation supporting such written demand) pay to the Agent:

(i) the amount of any taxes that the Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other outside experts, that the Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Agent of any of its rights or powers under the Security Documents; and

(iii) the amount of any fees that the Company shall have agreed in writing to pay to the Agent and that shall have become due and payable in accordance with such written agreement.

(b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Company will pay such tax and provide any required tax stamps to the Agent or as otherwise required by law.

(c) Each Lien Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnified Person.

Section 19. Authority to Administer Collateral. Each Lien Grantor irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

(d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the relevant Lien Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 20. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof and accounting for monies received therefrom, the Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Agent in good faith, except to the extent that such liability arises from the Agent’s gross negligence or willful misconduct.

Section 21. General Provisions Concerning the Agent.

(a) Appointment and Authorization; “Agent.” The Agent is hereby irrevocably appointed, designated and authorized to take such actions under the provisions of this Agreement and each other Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Security Document, together with such actions and powers as are reasonably incidental thereto. In furtherance of the foregoing, the Agent is hereby authorized to serve as Applicable Authorized Representative and Applicable Collateral Agent (each as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Intercreditor Agreement, together with such actions and powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Security Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Security

Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Security Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Security Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. The exculpatory provisions of Section 20 and this Section shall apply to any such agent, employee or attorney-in-fact.

(c) Liability of Agent. No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Security Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein or required by applicable law) or (ii) be responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate thereof, or any officer thereof, contained herein or in any other Security Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Security Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Security Document, or for any failure of the Company or any Subsidiary or Affiliate thereof or any other party to any Security Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Security Document, or to inspect the properties, books or records of the Company or any Subsidiary or Affiliate thereof. The Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents.

(d) Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Security Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Security Document in accordance with a request or consent of the Required Lenders (or such other number of Lenders as may be expressly required hereby or by the Credit Agreement in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

(e) Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Secured Party or the Company referring to the Credit Agreement, describing such Default and stating that such notice is a “notice of default.” The Agent will notify the Secured Parties of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article 8 of the Credit Agreement; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Secured Parties.

(f) Agent in Individual Capacity. MSSF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company or any of its Subsidiaries and their respective Affiliates as though MSSF were not the Agent hereunder and without notice to or consent of the Secured Parties. The Secured Parties acknowledge that, pursuant to such activities, MSSF or its Affiliates may receive information regarding the Company or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Subsidiary or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Term Loans, MSSF shall have the same rights and powers under this Agreement as any other Secured Party and may exercise such rights and powers as though it were not the Agent, and the terms “Secured Party” and “Secured Parties” include MSSF in its individual capacity.

(g) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations or whether any action has been taken under any Secured Agreement, the Agent will be entitled to rely on information from (i) its own records for information as to the Lenders, their Secured Obligations and actions taken by them; (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Agent has not obtained such information from the foregoing sources; and (iii) the Company, to the extent that the Agent has not obtained information from the foregoing sources.

(h) Within two Business Days after it receives or sends any notice referred to in this subsection, the Agent shall send to each Secured Party Requesting Notice, copies of any notice given by the Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 16, 17, 19 or 22.

(i) The Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Agent to liability (unless the Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

Section 22. Termination of Transaction Liens; Release of Collateral.

(a) The Transaction Liens granted by each Subsidiary Guarantor shall terminate when its Secured Guarantee is released pursuant to Section 2(c).

(b) The Transaction Liens granted by the Company shall terminate when all the Release Conditions are satisfied in full.

(c) Concurrently with any sale, lease or other disposition (except a sale or disposition to another Lien Grantor or a lease) permitted by the proviso to Section 5(d) or release of any Transaction Lien in accordance with Section 9.10(a) of the Credit Agreement, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) or so released will cease immediately without any action by the Agent or any other Secured Party.

(d) Upon any termination of a Transaction Lien or release of Collateral, the Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be; provided that if the Agent does not file a UCC termination statement within 20 days after the Agent receives an authenticated demand for such termination from the relevant Lien Grantor, then such Lien Grantor may file such UCC termination statement in accordance with Section 9-509(d)(2) of the UCC.

Section 23. Additional Subsidiary Guarantors and Lien Grantors. Any Subsidiary may become a party hereto by signing and delivering to the Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Subsidiary Guarantor” and a “Lien Grantor” as defined herein.

Section 24. Notices.

(a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by the Company by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified below and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company or the Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 of the Credit Agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;

(ii) if to any Lender, to the Agent to be forwarded to such Lender at its address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company and the Agent;

(iii) if to any Subsidiary Guarantor listed on the signature pages hereof, to the Company as set forth above to be forwarded to such Subsidiary Guarantor at its address, facsimile number, electronic mail address or telephone number designated by such party in a notice to the Company;

(iv) if to any other Subsidiary Guarantor, to the address, facsimile number, electronic mail address or telephone number specified for such Person in its first Security Agreement Supplement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(v) if to any Secured Party Requesting Notice, to such address, facsimile number, electronic mail address or telephone number as such party may hereafter specify for the purpose by notice to the Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) This Agreement and the other Security Documents may be transmitted and/or signed by facsimile or Adobe PDF delivered by electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Company, all Subsidiary Guarantors, the Secured Parties and the Agent. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Electronic mail and Internet and intranet websites may be used only to distribute routine communications and to distribute this Agreement and other Security Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) The Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company or any Subsidiary Guarantor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company and the Subsidiary Guarantors shall jointly and severally indemnify each Agent-Related Person and each Secured Party and each Related Party thereto from all losses, costs, out-of-pocket expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Subsidiary Guarantor; provided that such indemnity shall not, as to any Person, be available to the extent that such losses, costs, out-of-pocket expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

Section 25. No Implied Waivers; Remedies Not Exclusive. No failure by the Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 26. Successors and Assigns. This Agreement is for the benefit of the Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

Section 27. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Lenders as are required to consent thereto under Section 10.01 of the Credit Agreement.

Section 28. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

Section 29. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY SECURITY DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY SECURITY DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS.

Section 30. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

Section 31. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Agent pursuant to this Agreement, the exercise of any right or remedy by the Agent hereunder and the obligations of the Lien Grantors hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control. For the avoidance of doubt, at any time that the Agent is not the Applicable Collateral Agent (as defined in the Intercreditor Agreement), the Lien Grantors shall be deemed to have complied with any obligation hereunder to deliver any possessory collateral (or other Collateral that can be held by only one person) to the Agent by delivering such possessory collateral to the Applicable Collateral Agent (as defined in the Intercreditor Agreement).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Scott L. Galovic
Name: Scott L. Galovic
Title: Vice President and Treasurer

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:	/s/ Eric Jenkins
Name: Eric Jenkins
Title: Authorized Signatory

Subsidiary Guarantors:

AMERICAN LIFE AND CASUALTY MARKETING DIVISION CO.
CDOC, INC.
CNO MANAGEMENT SERVICES COMPANY

By:	/s/ Scott L. Galovic
Name: Scott L. Galovic
Title: Vice President and Treasurer

40|86 ADVISORS, INC.
40|86 MORTGAGE CAPITAL, INC.

By:	/s/ Scott L. Galovic
Name: Scott L. Galovic
Title: Vice President and Treasurer

PERFORMANCE MATTERS ASSOCIATES, INC.
PERFORMANCE MATTERS ASSOCIATES OF TEXAS, INC.

By:	/s/ Scott L. Galovic
Name: Scott L. Galovic
Title: Vice President and Treasurer

CNO SERVICES, LLC

By:	CNO Management Services Company,
its Manager

By:	/s/ Scott L. Galovic
Name: Scott L. Galovic
Title: Vice President and Treasurer

EXHIBIT A

to Security Agreement

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of             ,              between [NAME OF LIEN GRANTOR] (the “Lien Grantor”) and Morgan Stanley Senior Funding, Inc., as Agent.

WHEREAS, CNO Financial Group, Inc., the Subsidiary Guarantors party thereto and Morgan Stanley Senior Funding, Inc, as Agent, are parties to a Guarantee and Security Agreement dated as of December 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) under which CNO Financial Group, Inc. secures certain of its obligations (the “Secured Obligations”) and the Subsidiary Guarantors guarantee the Secured Obligations and secure their respective guarantees thereof;

WHEREAS, [name of Lien Grantor] desires to become [is] a party to the Security Agreement as a Subsidiary Guarantor and Lien Grantor thereunder1; and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Secured Guarantee.2 The Lien Grantor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Lien Grantor acknowledges that, by signing this Security Agreement Supplement and delivering it to the Agent, the Lien Grantor becomes a “Subsidiary Guarantor” and “Lien Grantor” for all purposes of the Security Agreement and that its obligations under the foregoing Secured Guarantee are subject to all the provisions of the Security Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Subsidiary Guarantor thereunder.

2. Grant of Transaction Liens. (a) In order to secure [its Secured Guarantee]3 [the Secured Obligations]4, the Lien Grantor grants to the Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now or owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral]5

[1]	If the Lien Grantor is the Company, delete this recital and Section 1 hereof.
[2]	Delete this Section if the Lien Grantor is the Company or a Subsidiary Guarantor that is already a party to the Security Agreement.
[3]	Delete bracketed words if the Lien Grantor is the Company.
[4]	Delete bracketed words if the Lien Grantor is a Subsidiary Guarantor.
[5]	If the Lien Grantor is not already a party to the Security Agreement, clauses (i) through (xv) of, and the proviso to, Section 3(a) of the Security Agreement may be appropriate.

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The foregoing Transaction Liens are granted as security only and shall not subject the Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

3. Delivery of Collateral. Concurrently with delivering this Security Agreement Supplement to the Agent, the Lien Grantor is complying with the provisions of Section 7 of the Security Agreement with respect to Chattel Paper and Instruments, Section 10 of the Security Agreement with respect to rights to the proceeds of letters of credit, and either Section 11 or Section 14(a) (whichever is applicable) of the Security Agreement with respect to Investment Property, in each case if and, to the extent included in the New Collateral at such time.

4. Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Agent, the Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Subsidiary Guarantor and a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.6

5. Address of Lien Grantor. The address, facsimile number, electronic mail address and telephone number of the Lien Grantor for purposes of Section 29 of the Security Agreement are:

[address, facsimile number, electronic mail address and telephone number of Lien Grantor]

6. Representations and Warranties.7 (a) The Lien Grantor is a corporation duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(b) The Lien Grantor has delivered a Perfection Certificate to the Agent. The information set forth therein is correct and complete as of the date hereof. Within 60 days after the date hereof, the Lien Grantor will furnish (or cause to be furnished) to the Agent a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the New Collateral.

(c) The execution and delivery of this Security Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented

[6]	Delete Sections 4 and 5 if the Lien Grantor is already a party to the Security Agreement.
[7]	Modify as needed if the Lien Grantor is not a corporation.

hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except (i) such as have been obtained on or prior to the date hereof and (ii) filings necessary to perfect the Transactions Liens) and do not contravene, or constitute a default under, any provision of applicable law or regulation (except to the extent that such contraventions or defaults, in the aggregate, could not reasonably be expected to have a Material Adverse Effect) or of its Organization Documents, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(d) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e) Each of the representations and warranties set forth in the Security Agreement is true as applied to the Lien Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a “Lien Grantor” shall be deemed to refer to the Lien Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Lien Grantor signs and delivers this Security Agreement Supplement.

7. Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:
Name:
Title:

Schedule 1

to Security Agreement

Supplement

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES

OWNED BY LIEN GRANTOR

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 2

to Security Agreement

Supplement

OTHER SECURITIES

(OTHER THAN EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES)

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 3

to Security Agreement

Supplement

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

PART 1 — Securities Accounts

The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

PART 2 — Commodity Accounts

The Lien Grantor is the Commodity Customer with respect to the following Commodity Accounts:

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

PART 3 — Deposit Accounts

The Lien Grantor is the Customer with respect to the following Deposit Accounts:

Owner	Type Of Account	Bank	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Schedule 4

to Security Agreement

Supplement

COMMERCIAL TORT CLAIMS

Description	Pledged [Yes/No]

Schedule 5

to Security Agreement

Supplement

PLEDGED INSTRUMENTS

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]

2.	Chattel Paper:

Description	Pledged [Yes/No]

Schedule 6

to Security Agreement

Supplement

CONTROLLED ACCOUNTS

PART 1 — Securities Accounts

Owner	Type Of Account	Intermediary	Account Numbers

PART 2 — Commodity Accounts

Owner	Type Of Account	Intermediary	Account Numbers

PART 3 — Deposit Accounts

Owner	Type Of Account	Bank	Account Numbers

EXHIBIT B

to Security Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright

Applications and Copyright Licenses)

WHEREAS, [name of Lien Grantor], a                      corporation8 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, CNO Financial Group, Inc. (the “Company”), the Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Agent, are parties to a Credit Agreement dated as of December 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of December 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and Morgan Stanley Senior Funding, Inc., as Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Copyright Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]9 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]10 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Copyright (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

[8]	Modify as needed if the Lien Grantor is not a corporation.
[9]	Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.
[10]	Delete these bracketed words if the Lien Grantor is the Company.

(ii) each Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

(iii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Lien Grantor and identified in Schedule 1), and. all rights and benefits of the Lien Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1).

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the      day of             ,     .

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:
Name:
Title:

STATE OF	)

) ss.:
COUNTY OF	)

I,                                          , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                                         ,                         , of [NAME OF LIEN GRANTOR] (the “Lien Grantor”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                         , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Lien Grantor, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this      day of             ,     .

[Seal]

Signature of notary public

My Commission expires

Schedule 1

to Copyright

Security Agreement

[NAME OF LIEN GRANTOR]

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title	Expiration Date

COPYRIGHT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT C

to Security Agreement

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

WHEREAS, [name of Lien Grantor], a                                          corporation11 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, CNO Financial Group, Inc. (the “Company”), the Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Agent, are parties to a Credit Agreement dated as of December 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of December 21, 2010 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and Morgan Stanley Senior Funding, Inc., as Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Patent Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]12 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]13 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(ii) each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

[11]	Modify as needed if the Lien Grantor is not a corporation.
[12]	Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.
[13]	Delete these bracketed words if the Lien Grantor is the Company.

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Lien Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Patent Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the      day of             ,     .

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:
Name:
Title:

STATE OF	)

) ss.:
COUNTY OF	)

I,                                          , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                                         ,                         , of [NAME OF LIEN GRANTOR] (the “Lien Grantor”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                         , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Lien Grantor, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this      day of             ,     .

[Seal]

Signature of notary public
My Commission expires

Schedule 1

to Patent

Security Agreement

[NAME OF LIEN GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

PATENT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT D

to Security Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark

Applications and Trademark Licenses)

WHEREAS, [name of Lien Grantor], a                                          corporation14 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, CNO Financial Group, Inc. (the “Company”), the Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Agent, are parties to a Credit Agreement dated as of December 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Guarantee and Security Agreement dated as of December 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Company, the Subsidiary Guarantors party thereto and Morgan Stanley Senior Funding, Inc., as Agent for the Secured Parties referred to therein (in such capacity, together with its successors and assigns in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Trademark Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]15 [guaranteed certain obligations of the Company and secured such guarantee (the “Lien Grantor’s Secured Guarantee of the Secured Obligations”)]16 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor’s Secured Guarantee of the Secured Obligations], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Trademark (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

[14]	Modify as needed if the Lien Grantor is not a corporation.
[15]	Delete these bracketed words if the Lien Grantor is a Subsidiary Guarantor.
[16]	Delete these bracketed words if the Lien Grantor is the Company.

(ii) each Trademark License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing.

provided that intent-to-use trademark applications are excluded from the foregoing security interests, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity and enforceability of such intent-to-use trademark applications under applicable United States federal law.

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s reasonable discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Trademark Collateral, in accordance with the Security Agreement, any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the      day of             ,     .

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:
Name:
Title:

STATE OF	)

) ss.:
COUNTY OF	)

I,                                          , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                                         ,                         , of [NAME OF LIEN GRANTOR] (the “Lien Grantor”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                         , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Lien Grantor, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this      day of             ,     .

[Seal]

Signature of notary public
My Commission expires

Schedule 1

to Trademark

Security Agreement

[NAME OF LIEN GRANTOR]

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	REG. NO.	REG. DATE

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT E to

Security Agreement

PERFECTION CERTIFICATE

[SEE ATTACHED]

EXHIBIT F to

Security Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT dated as of                 ,                  among [NAME OF LIEN GRANTOR] (the “Lien Grantor”), Morgan Stanley Senior Funding, Inc., as Agent (the “Secured Party”), and [NAME OF ISSUER] (the “Issuer”). All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].

W I T N E S S E T H :

WHEREAS, the Lien Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);

WHEREAS, pursuant to a Guarantee and Security Agreement dated as of December 21, 2010 (as such agreement may be amended, supplemented or otherwise modified from time to time, the “Security Agreement”), the Lien Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Lien Grantor in, to and under the Securities, whether now existing or hereafter arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Nature of Securities. The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Lien Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2. Instructions. The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Lien Grantor or any other person. The Lien Grantor consents to the foregoing agreement by the Issuer.

Section 3. Waiver of Lien; Waiver of Set-off. The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities. The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

Section 4. Choice of Law. This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].

Section 5. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Issuer and the Lien Grantor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Lien Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7. Notice of Adverse Claims. As of the date hereof, except for the claims and interests of the Secured Party and the Lien Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. When the Issuer knows of any person asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Lien Grantor thereof.

Section 8. Maintenance of Securities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:

(i) Lien Grantor Instructions; Notice of Exclusive Control. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Securities. After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”) and until such Notice of Exclusive Control is rescinded by the Secured Party, the Issuer will cease complying with instructions of the Lien Grantor or any of its agents.

(ii) Dividends and Distributions. So long as the Issuer has not received a Notice of Exclusive Control, the Issuer shall deliver to the Lien Grantor all dividends, interest and other distributions paid or made upon or with respect to the Securities. After the Issuer receives a Notice of Exclusive Control (and until such Notice of Exclusive Control is rescinded by the Secured Party), the Issuer shall deliver to the Secured Party all dividends, interest and other distributions paid or made upon or with respect to the Securities.

(iii) Voting Rights. Until the Issuer receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

(iv) Statements and Confirmations. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

(v) Tax Reporting. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

Section 9. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants:

(i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms, except as limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (B) general principles of equity.

(ii) The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic mail address specified below, and such party sends back an electronic confirmation of receipt or (iv) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:

Secured Party:

Issuer:

Any party may change its address, facsimile number and/or electronic mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12. Termination. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Security Agreement.

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title: